Exhibit 4.1

























                            ARKANSAS BEST CORPORATION
                             VOLUNTARY SAVINGS PLAN

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


                                                 TABLE OF CONTENTS

SECTION ONE                DEFINITIONS............................................................................1
                  1.1      "Account(s)" ..........................................................................1
                  1.2      "Administrator"........................................................................1
                  1.3      "Alternative Earnings Rate"............................................................1
                  1.4      "Beneficiary"..........................................................................1
                  1.5      "Benefit"..............................................................................1
                  1.6      "Board"................................................................................1
                  1.9      "Change in Control"....................................................................2
                  1.10     "Code".................................................................................2
                  1.11     "Company"..............................................................................2
                  1.13     "Compensation Deferral Contributions"..................................................3
                  1.15     "Contributions"........................................................................3
                  1.16     "Deferred Payments"....................................................................3
                  1.17     "Deferred Payment Date"................................................................3
                  1.18     "Designated Subsidiary"................................................................3
                  1.20     "Earnings".............................................................................3
                  1.21     "Effective Date".......................................................................3
                  1.22     "Election Form"........................................................................4
                  1.23     "Eligible Individual"..................................................................4
                  1.24     "Employee".............................................................................4
                  1.25     "Employer".............................................................................4
                  1.26     "Employer Contribution"................................................................4
                  1.27     "Employer Account".....................................................................4
                  1.28     "Entry Date"...........................................................................4
                  1.29     "ERISA"................................................................................4
                  1.31     "Installment Payment" .................................................................4
                  1.32     "Lump Sum".............................................................................4
                  1.33     "Matching Contributions"...............................................................5
                  1.34     "Measurement Preferences" .............................................................5
                  1.35     "Money Market Fund" ...................................................................5
                  1.36     "Participant"..........................................................................5
                  1.37     "Plan".................................................................................5
                  1.38     "Plan Year"............................................................................5
                  1.40     "Third-Party Recordkeeper".............................................................5
                  1.41     "Salary"...............................................................................5
                  1.42     "Separates" or "Separation"............................................................5
                  1.43     "Trust"................................................................................5
                  1.44     "Vest" or "Vesting" ...................................................................5
                  1.45     "Year of Vesting Service"..............................................................5

SECTION TWO                ADMINISTRATION.........................................................................5


                                                         i

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                  2.1      Appointment of Administrator...........................................................6
                  2.2      Employer Duties........................................................................6
                  2.3      Authority of Administrator.............................................................6
                  2.4      Powers of Administrator and Company....................................................6
                  2.5      Indemnification........................................................................6
                  2.6      Bond and Expenses......................................................................6
                  2.7      Reliance on Tables.....................................................................6

SECTION THREE              PARTICIPATION..........................................................................7

SECTION FOUR               CONTRIBUTIONS..........................................................................7
                  4.1      Compensation Deferral Contributions....................................................7
                  4.2      Crediting of Compensation Deferral Contributions.......................................7
                  4.3      Matching Contributions.................................................................7

SECTION FIVE               PARTICIPANT'S ACCOUNTS AND INVESTMENTS.................................................8
                  5.1      Establishment of Account...............................................................8
                  5.2      Earnings Credited to Accounts..........................................................8
                  5.3      Investment Direction...................................................................8

SECTION SIX                VESTING................................................................................9
                  6.1      Compensation Deferral Account..........................................................9
                  6.2      Employer Account.......................................................................9

SECTION SEVEN              DISTRIBUTION OF BENEFIT................................................................9
                  7.1      Form and Timing of Distribution........................................................9
                  7.2      Election of Deferred Payments. ........................................................9
                  7.3      Installment Payments.  ...............................................................10
                  7.4      Change in Control.  ..................................................................10
                  7.5      Hardship Distribution.................................................................10
                  7.6      In-Service Withdrawal.................................................................10
                  7.7      Source of Distribution................................................................11

SECTION EIGHT              DESIGNATION OF BENEFICIARIES..........................................................11
                  8.1      Designation by Participant............................................................11
                  8.2      Lack of Designation...................................................................11

SECTION NINE               AMENDMENT AND TERMINATION.............................................................11

SECTION TEN                GENERAL PROVISIONS....................................................................12
                  10.1     No Assignment.........................................................................12
                  10.2     Incapacity............................................................................12
                  10.3     Claims Procedure......................................................................12


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                  10.4     No Guaranty of Deferral...............................................................12
                  10.5     Communications by, and Information from, Participant..................................13
                  10.6     No Rights Implied.....................................................................13
                  10.7     Communications by Administrator or Employer...........................................13
                  10.8     Interpretations and Adjustments.......................................................13
                  10.9     No Liability for Good Faith Determinations............................................13
                  10.10    No Employment Rights..................................................................14
                  10.11    Withholding of Taxes..................................................................14
                  10.12    Waivers...............................................................................14
                  10.13    Records...............................................................................14
                  10.14    Securities Laws.......................................................................14
                  10.15    Severability..........................................................................14
                  10.16    Captions and Gender...................................................................14
                  10.17    Choice of Law.........................................................................14
                  10.18    Effective Date and Termination Date...................................................14

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                            ARKANSAS BEST CORPORATION
                             VOLUNTARY SAVINGS PLAN

         Arkansas Best Corporation hereby establishes the Arkansas Best Corporation Voluntary Savings Plan to give a select group of highly compensated employees the opportunity to defer a portion of their compensation and possibly receive deferred employer contributions. For purposes of the Code, the Employers intend this Plan to be an unfunded, unsecured promise to pay on the part of the each Employer. For purposes of ERISA, the Employers intend this Plan to be an unfunded plan solely for the benefit of a select group of management or highly compensated employees of the Employers for the purpose of qualifying the Plan for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.


SECTION ONE                DEFINITIONS
-----------                -----------

         1.1 "Account(s)" shall mean, collectively, each Plan Year's Compensation Deferral Account, and each Plan Year's Employer Account, maintained for each Participant, except that when it shall be appropriate to refer either to a particular Account, or a particular Plan Year, or both, reference shall be to that Account.

         1.2 "Administrator" shall mean the person designated to administer the Plan pursuant to Section Two.

         1.3 "Alternative Earnings Rate" shall mean the Earnings of the Money Market Fund for the period of reference.

         1.4  "Beneficiary"  shall  mean  the  person(s),   entity  or  entities
designated by the Participant as the beneficiary of balance of his Benefit.

         1.5 "Benefit" shall mean, collectively, the Vested amount credited to each of a Participant's Accounts at the time of reference, except that when it shall be appropriate to refer to the Benefit for a particular Plan Year, or with respect to separate Plan Years, an appropriate reference shall be made.

         1.6  "Board" shall mean the Board of Directors of the Company.

         1.7 "Bonus" shall mean amounts of compensation paid by an Employer which is not regular salary, wages or commissions, and which the Administrator
(i) designates as a Bonus, and (ii) designates the date as of which the Bonus is earned.

         1.8 "Business Day" shall mean a day on which the New York Stock Exchange is operating.


                                        1

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         1.9 "Change in Control" shall mean the first to occur of the following:

                  (a) a dissolution or liquidation of the Company; or

                  (b) a sale of more than ten percent (10%) of the operating assets of the Company in a single transaction or a series of related transactions; or

                  (c) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation as a result of a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board may at any time prior to such a merger or consolidation provide by resolution that there has been no Change in Control and that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of Directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the transaction); or

                  (d) a transaction in which any person becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board may at any time prior to such transaction provide by resolution that there has been no Change in Control and that this subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power); or

                  (e) any other transaction or series of transactions which the Board determines has the effect of a Change in Control.

         1.10  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.11 "Company" shall mean Arkansas Best Corporation, a Delaware corporation, and its successors and assigns.



                                        2

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         1.12 "Compensation" shall mean, collectively,  Salary and Bonus, except
that  where  it  shall  be  appropriate  to  refer  to  a  particular   kind  of
compensation, referral shall be to whichever of Bonus or Salary is appropriate.

         1.13 "Compensation Deferral Contributions" shall mean the amounts described in Subsection 4.1.

         1.14  "Compensation  Deferral  Account" shall mean the amount  credited
under  the  Plan  as  a  result  of  the  Participant's   Compensation  Deferral
Contributions, and appropriate adjustments as provided herein.

         1.15 "Contributions" shall mean, collectively, the Compensation Deferral Contributions, and the Employer Contributions, with respect to each Participant, except that when it shall be appropriate to refer to a particular Contribution, reference shall be to that Contribution.

         1.16 "Deferred Payments" shall mean the payment of a Participant's Benefit as described in Section 7.2 and, unless otherwise expressly provided, shall refer to Compensation Deferral Accounts for specific Plan Years.

         1.17 "Deferred Payment Date" shall mean the date as of which a Participant's Deferred Payments are made or commenced.

         1.18 "Designated Subsidiary" shall mean any Subsidiary that has adopted the Plan. "Subsidiary" shall mean a corporation, domestic or foreign, where fifty percent (50%) or more of the total combined voting power of all classes of stock are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or another Subsidiary. Designated Subsidiary shall include ABF Freight System, Inc. and Data-Tronics Corporation.

         1.19 "Disability" shall mean a medically determinable physical or mental impairment that substantially limits one or more of the major life activities of a Participant and which, in the opinion of the Administrator, pursuant to consistently applied guidelines, medical reports, and other evidence satisfactory to the Administrator, causes a Participant to be unable, with or without reasonable accommodation, to perform the essential functions of the employment position that the Participant holds. The Administrator may require medical proof of disability, such as the certificate of one or more licensed physicians selected by the Administrator.

         1.20 "Earnings" shall mean the amounts notationally credited or debited to a Participant's Account (including, without limitation, unrealized appreciation or depreciation) based on his Measurement Preferences as determined by the Administrator under Rules of General Application.

         1.21 "Effective Date" shall mean December 30, 1998.



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         1.22 "Election Form" shall mean a written form on which the Participant may specify his or her (i) Compensation Deferral Contribution for the Plan Year (which may be specified either as a percentage or as a fixed dollar amount),
(ii) Measurement Preferences, (iii) form and timing of distribution of his Benefit, and (iv) such other matters as shall be determined by the Administrator at the time of reference.

         1.23 "Eligible Individual" shall mean an Employee who is (i) a member of a select group of management or highly compensated employees, and (ii) designated by the Administrator as eligible to participate in the Plan.

         1.24 "Employee" shall mean a common law employee of the Employer.

         1.25 "Employer" shall mean, collectively, the Company and each of its Designated Subsidiaries.

         1.26 "Employer Contribution" shall mean the amount of Matching Contributions credited under the Plan by an Employer to a Participant, and such other amount, if any, contributed by an Employer from its own funds and credited under the Plan to a Participant at the time of reference.

         1.27 "Employer Account" shall mean the account maintained for each Participant who has received an Employer Contribution, and which will reflect the amount of such Employer Contribution and appropriate adjustments as provided herein.

         1.28 "Entry Date" shall mean (i) the Effective Date with respect to Bonuses paid during the first quarter of 1999, (ii) each January 1st, (iii) the first day of the month following designation as an Eligible Individual, (iii) the first day of any month designated in an Election Form and beginning at least sixty (60) days after the filing of such Election Form, and (iv) solely with respect to a Bonus, except as described in (i) the later of (x) 60th day prior to the date the Bonus is earned, or (y) the date the Administrator notifies the Participant of the date as of which the Bonus will be earned (but not later than the date the Bonus is earned).

         1.29 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.30 "Final Deferral Filing Date" shall mean the date that precedes a Participant's Deferred Payment Date of reference by 12 months.

         1.31 "Installment Payment" shall mean an annual distribution, in cash, of the Participant's Benefit over a period of years as provided for in Subsections 7.2 and 7.3.

         1.32 "Lump Sum" shall mean a single distribution, in cash, of a Participant's Benefit.



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         1.33  "Matching  Contributions"  shall mean the  amounts  described  in
Subsection 4.3.

         1.34 "Measurement Preferences" shall mean the preferences described in Subsection 5.3.

         1.35 "Money Market Fund" shall mean the fund, which is one of the investment alternatives described in Section 5.3 at the time of reference, invested primarily in debt instruments and which the Administrator determines to have the least risk to principal.

         1.36 "Participant" shall mean an Eligible Individual who participates in the Plan pursuant to Section Three.

         1.37 "Plan" shall mean the Arkansas Best Corporation Voluntary Savings Plan, as set forth in this document and subsequent amendments.

         1.38 "Plan Year" shall mean calendar year.

         1.39 "Rules of General Application" shall mean those rules promulgated by the Administrator, in its sole discretion, from time to time with respect to the matter of reference, but which will be applied in a similar manner to Participants similarly situated.

         1.40 "Third-Party Recordkeeper" shall mean the person or entity selected by the Administrator to maintain the records necessary to the administration of the Plan.

         1.41 "Salary" shall mean Participant's regular salary, wages, and commissions paid by an Employer, plus any amounts deferred under sections 125 or 401(k) of the Code, plus any amounts under deferred from Compensation under this Plan, but excludes Bonuses, expense reimbursements and fringe benefits.

         1.42 "Separates" or "Separation" or similar shall mean a Participant's termination of employment with an Employer for any reason (including death or disability).

         1.43 "Trust" shall mean grantor trust established between the Company and the trustee(s) named in the Trust.

         1.44 "Vest" or "Vesting" or similar, shall mean the portion of a Participant's Employer Account which is nonforfeitable at the time of reference.

         1.45 "Year of Vesting Service" shall mean each 365 days of employment with an Employer as determined under Rules of General Application.


SECTION TWO                ADMINISTRATION
-----------                --------------


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         2.1  Appointment  of   Administrator.   The  Board  shall  appoint  the
Administrator.

         2.2 Employer Duties. An Employer shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation in its possession or control that is necessary or required by the Administrator to perform its duties and functions under the Plan.

         2.3  Authority  of  Administrator.  The  Administrator  shall  have the exclusive authority and responsibility for administering the Plan. The Administrator shall have no power to add to, subtract from, or modify any of the terms of this Plan, or to change or add to any benefits provided by this Plan, or to waive or fail to apply any requirements of eligibility for a benefit under this Plan. All exercises of authority by the Administrator under this Plan shall be final, conclusive and binding, unless found by a court of competent jurisdiction to be arbitrary and capricious.

         2.4 Powers of Administrator and Company. The Administrator shall have all powers and discretion as may be necessary to discharge its duties and responsibilities under this Plan. The Administrator has the exclusive authority to interpret the Plan and decide all questions that arise under the Plan. The day-to-day administration of the Plan is delegated by the Administrator to the Benefits Department of the Company. The Administrator may engage agents to assist it and may engage legal counsel, who may be counsel for the Company. Neither the Administrator nor Company will be responsible for any action taken or not taken on the advice of such counsel. The Administrator shall not act upon any matter involving his own rights, benefits or other participation under this Plan.

         2.5 Indemnification. The Administrator and the individual(s) who may act to fulfill the responsibilities of the Administrator shall be indemnified by the Company against any and all liabilities arising by reason of any act, or failure to act, pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating to the Plan, even if the same is judicially determined to be due to such member's negligence, but not when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

         2.6 Bond and Expenses. The Administrator shall serve without bond unless state or federal statutes require otherwise, in which event the Company shall pay the premium. The expenses of the Administrator shall be paid by the Company. Such expenses shall include all expenses incident to the functioning of the Administrator, including, litigation costs, fees of accountants, counsel and other specialists and other costs of administering the Plan.

         2.7 Reliance on Tables. In administering the Plan, the Administrator shall be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by accountants, legal counsel or other experts employed or engaged by the Administrator.




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SECTION THREE              PARTICIPATION
-------------              -------------

         An Eligible Individual will become a Participant by filing an Election Form prior to his or her Entry Date, and will remain a Participant until he or she receives the payment of his or her entire Benefit. Being designated as an Eligible Individual for one Plan Year does not entitle such Employee to continued status as an Eligible Individual for subsequent Plan Years, but such person will remain an Eligible Individual until notified in writing by the Administrator of his or her removal from that status and, following such removal, such Employee shall not be able to elect Compensation Deferral
Contributions  on any  Entry  Date  on  which  he or  she  is  not  an  Eligible
Individual.


SECTION FOUR               CONTRIBUTIONS
------------               -------------

         4.1 Compensation Deferral Contributions. An Employee who is an Eligible Individual on an Entry Date with respect to a Plan Year may elect to defer up to seventy-five percent (75%) of his Salary for the portion of the Plan Year following such Entry Date, and/or up to seventy-five percent (75%) of a Bonus designated as earned after an Entry Date by the timely filing an Election Form with the Administrator with respect to such Entry Date. Each Election Form shall continue to apply until a new Election Form is timely filed; provided, further, that only the last Election Form timely filed prior to an Entry Date shall be effective. A Participant may not decrease his Compensation Deferral Contributions during a Plan Year. However, a Participant may commence or increase his Compensation Deferral Contributions effective with respect to any Entry Date occurring after January 1st of such Plan Year, by the timely filing of an Election Form. For Entry Dates that occur on January 1st, a Participant may increase or decrease his Compensation Deferral Contributions by the timely filing of an Election Form.

         4.2 Crediting of Compensation Deferral Contributions. The amount of a Participant's Compensation Deferral Contributions will be deducted (i) from a Participant's Salary on each payroll date during the Plan Year of reference in an amount equal to the total Compensation Deferral Contribution attributable to Salary divided by the number of payroll dates during the Plan Year of reference following the Entry Date of reference, and (ii) from a Participant's Bonus on the date of its payment in the full amount of Compensation Deferral Contribution elected to be deducted from such Bonus payment. The portion of the Compensation Deferral Contribution amount which is deducted from Salary shall be credited to the Participant's Compensation Deferral Account as of the payroll date on which deducted; and, regardless of the date designated by the Administrator as of which the Bonus is earned, the full amount of the Compensation Deferral
Contribution to be deducted from the Bonus shall be credited to the Participant's Compensation Deferral Account on the date the Bonus actually is (or would have been) paid.

         4.3 Matching Contributions. An Employer shall credit to a Participant's Account fifteen cents ($.15) for every dollar that such Participant elects as his Compensation Deferral Contribution for the Plan Year, up to a maximum Matching Contribution of $15,000 per Plan Year. Matching Contributions are


                                        7

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credited  as of each  payroll  period and upon the date a Bonus  actually is (or would have been) paid.


SECTION FIVE               PARTICIPANT'S ACCOUNTS AND INVESTMENTS
------------               --------------------------------------

         5.1 Establishment of Account. The Administrator shall establish separate Accounts for each Participant, to which shall be credited or debited the Participant's share of Contributions and Earnings, and to which shall be debited the Account's distributions.

         5.2 Earnings Credited to Accounts. Earnings shall be credited to Accounts based on Measurement Preferences (or alternative Earnings Rate) as shall be determined by the Administrator in accordance with Rules of General Application.

         5.3 Investment Direction. Effective as of each Investment Date, in accordance with Rules of General Application, each Participant may select investments ("Measurement Preferences") from among the different investment alternatives which are made available by the Administrator, and separately for existing balances in his or her Account and for future Contributions. No actual investments shall be made by Participants. The Measurement Preferences are only for the purpose of determining the Employer's payment obligation under the Plan and such Measurement Preferences do not control any actual investments made by the Employer or the Trustee.

         A Participant may change his Measurement Preferences as of each Business Day by filing a written Election Form with the Administrator who will review and determine whether such direction shall be forwarded, and if the Administrator elects to follow such direction, he shall notify the Third Party Recordkeeper. If a Participant has not filed an Election Form with respect to his Account, he will be deemed to have elected to be invested in the Money Market Fund until the first Business Day with respect to which he has designated an investment or an Election Form.

         Notwithstanding the forgoing, the Administrator shall have the power to reject some or all of the selections of Measurement Preferences selected by any one or more Participants by advising the affected Participant(s) in writing of such rejection within five (5) days of receiving an Election Form selecting or changing a Participant's Measurement Preferences. If the Administrator rejects a selection, notwithstanding any provision hereof to the contrary, the portion of such Account(s) subject to such rejection shall be deemed invested in the Money Market Fund until a Measurement Preference is approved.

         5.4 Statements. As soon as reasonably possible following each Plan Year, and at such other times as determined by the Administrator under Rules of General Application, the Administrator shall furnish each Participant with a statement setting forth (i) the amount in his Account, (ii) the amount of Contributions, separately showing the Compensation Deferral Contributions and Employer Contributions, credited to his Account during such period, (iii) the Earnings credited or debited to his Account for such period, and (iv) any debited charges to, or distributions from, his Account during such period.



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





SECTION SIX                VESTING
-----------                -------

         6.1 Compensation Deferral Account. Participant shall always be one hundred percent (100%) Vested in the amounts credited to his Compensation Deferral Account.

         6.2 Employer Account. Participant shall Vest in the amount credited to his Employer Account in accordance with the following Vesting Schedule:

                    Number of Years
                  of Vesting Service                           Vested Percentage
                  ------------------                           -----------------

                  Less than 5 years                                    None
                  5 years or more                                      100%

         Notwithstanding any other provision in this Plan, a Participant's Employer Account will become one hundred percent (100%) Vested upon the date of the earliest of the Participant's Separation due to death, Disability, retirement at or after age 65, or a Change in Control.


SECTION SEVEN              DISTRIBUTION OF BENEFIT
-------------              -----------------------

         7.1 Form and Timing of Distribution. Unless a Participant is entitled to a Deferred Payment, upon a Participant's Separation he or she shall receive a Lump Sum distribution of his Benefit, as soon as reasonably possible (not to exceed sixty (60) days) following the Business Day on which his distributable Benefit is determined in accordance with Rules of General Application.

         7.2 Election of Deferred Payments. A Participant shall be entitled to a Deferred Payment of his Account for a particular Plan Year so long as (i) the Deferred Payment occurs before the date of his Separation, (ii) he has filed an Election Form on which he has (A) selected a Deferred Payment Date with respect to such Accounts, and (B) selected a form of payment for the amount in such Accounts, and (iii) the amount of the Benefit which is a Deferred Payment with respect to such Accounts on such Deferred Payment Date is at least $5,000. A Participant's Deferred Payments may be made or commenced at any time, and may be paid either in a Lump Sum or in up to fifteen (15) Installment Payments, as the Participant shall select on the Election Form in effect on his Final Deferral Filing Date, and only the last Election Form filed on or before such Final Deferral Filing Date shall be effective. Installment Payments shall be paid at such time during the year as shall be determined by the Administrator. Notwithstanding the foregoing, following the Participant's Separation he will continue to be entitled to a Deferred Payment (including Installment Payments which are in pay status) only if (iv) he does not Separate prior to age fifty-five (55) and completion of ten Years of Service and (v) his Separation is not by reason of his death, and if the conditions of (iv) and (v) are not satisfied, his distribution will be made in accordance with Section 7.1.

         7.3 Installment Payments. If Participant elects a Deferred Payment in the form of Installment Payments, each installment shall be equal to the product of (i) his Benefit attributable to the Accounts for the particular Plan Year of reference on the first Business Day of the Plan Year in which such payment is made, multiplied by (ii) a fraction, the numerator of which is one (1), and the denominator of which is the total number of installments originally elected less the number of installments previously paid. Without limitation, a Participant may receive multiple Installment Payments, each attributable to Deferred Payments from Accounts with respect to different Plan Years.

         7.4 Change in Control. Notwithstanding any other provision to the contrary, upon a Change in Control, all Benefits hereunder (including, without limitation, Benefits otherwise payable on a later Deferred Payment Date, or which are being paid in Installment Payments), shall be distributed to Participants in a Lump Sum as soon as reasonably possible, but not more than thirty (30) days, after such Change in Control. Notwithstanding the foregoing, at any time prior to the date of a Change in Control, a Participant may elect to waive the provisions of this Section 7.4 with respect to a designated Change in Control and continue to retain his Benefits under the Plan as if such Change in Control had not occurred.

         7.5 Hardship Distribution. Upon the Administrator's determination (following petition by the Participant) that the Participant has suffered a "severe financial hardship", the Administrator shall distribute to Participant that portion of such Participant's Benefit as requested by the Participant and approved by the Administrator, but in no event shall the Administrator approve a distribution which is greater than is necessary to relieve the financial hardship. A "severe financial hardship" means an unforeseeable event resulting from a sudden and unexplained illness or accident experienced by either the Participant or his dependents, the loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control, which the Participant can satisfy through available or attainable assets. Without limitation, the definition of severe financial hardship does not include the need to send a child to college or the desire to purchase a home.

         The Administrator shall evaluate the facts and circumstances of each hardship request. The Participant shall receive a single lump-sum cash payment of the amount approved by the Administrator as soon as possible following the Administrator's approval. If a Participant receives a hardship distribution he or she shall be ineligible to elect Compensation Deferral Contributions until an Entry Date occurring after the first anniversary of the date of such withdrawal.

         7.6 In-Service Withdrawal. Prior to a Participant's Separation, a Participant may elect to receive a distribution of a portion (not less than $1,000) of his Benefit. If a Participant elects to receive such a distribution, an amount equal to ten percent (10%) of the amount withdrawn shall be deducted from his Benefit (and irrevocably forfeited), such Participant's current Compensation Deferral Contribution shall immediately cease, and such Participant shall be ineligible to elect to recommence Compensation Deferral Contributions until an Entry Date occurring after the first anniversary of the date of such such withdrawal. The amount forfeited shall inure to the benefit of the Employer in the manner determined by the Administrator.

         7.7 Source of Distribution. All payments of Benefits shall be in cash from the funds in the Trust or, in the discretion or the Employer, from the Employer's funds held outside of the Trust. Nothing contained in the Plan, nor any action taken pursuant to the provisions of the Plan, shall create or be construed to create a fiduciary relationship between the Company, an Employer, Participant, Beneficiary, or Employee or other person. To the extent that any person acquires a right to be paid Benefits, such right shall be no greater than the right of an unsecured general creditor of his Employer.


SECTION EIGHT              DESIGNATION OF BENEFICIARIES
-------------              ----------------------------

         8.1 Designation by Participant. Participant's written designation of one or more persons or entities as his Beneficiary shall operate to designate the Participant's Beneficiary under this Plan. The Participant shall file with the Administrator a copy of his Beneficiary designation under the Plan. The last such designation received by the Administrator shall be controlling, and no designation, or change or revocation of a designation shall be effective unless received by the Administrator prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         8.2 Lack of Designation. If no Beneficiary designation is in effect at the time of Participant's death, if no designated Beneficiary survives the Participant or if the otherwise applicable Beneficiary designation conflicts with applicable law, the Participant's estate shall be the Beneficiary. The Administrator may direct the Employer or Trustee to retain any unpaid Benefits, without crediting for either Measurement Preferences or Applicable Interest Rate, until all rights to the unpaid Benefits are determined. Alternatively, the Administrator may direct the Employer or Trustee to pay the Benefits into any court of appropriate jurisdiction. Any such payment shall completely discharge each Employer, the Trustee, and the Administrator from any liability under the Plan.


SECTION NINE               AMENDMENT AND TERMINATION
------------               -------------------------

         The Plan, without cause and without prior notice, may be terminated, in whole or in part, by the Company, provided that no Amendment may reduce a Participant's Benefit. In the event of a termination of the Plan, all Participants shall become 100% Vested on such date of termination and, notwithstanding any provisions of the Plan to the contrary, the Benefits of such affected Participant may, in the Company's sole discretion, be distributed in a Lump Sum as soon as reasonably possible (not to exceed 60 days) following such termination.

SECTION TEN                GENERAL PROVISIONS
-----------                ------------------

         10.1 No Assignment. The right of any Participant to Benefits shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section Eight with respect to designations of Beneficiaries.

         10.2 Incapacity. If the Administrator shall find that any person to whom any Benefit is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due shall be paid to the duly appointed guardian, Administrator or other legal representative for such person. Any such payment shall be a complete discharge of the liabilities of each Employer, the Trustee and the Administrator as to the amount paid.

         10.3 Claims Procedure. The Administrator will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant, Beneficiary, or person claiming under them, may make a claim for benefits under this Plan by filing written notice with the Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Administrator a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Administrator delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Administrator's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Administrator will serve as an agent for service of legal process with respect to the Plan unless the Employer, through written resolution, appoints another agent.

         10.4 No Guaranty of Deferral. While the Company intends that this Plan will result in the deferral of the imposition of a federal income tax on the funds credited hereunder until such time as they actually shall be paid to a Participant, nothing herein shall be construed as a promise, guarantee or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties or other amounts incurred by Participants in the event it is determined by applicable authorities that such deferral was not accomplished, and each Eligible Individual electing to become a Participant should consult his or her own tax advisor(s) to determine the tax consequences in his or her specific case, and their suitability for participation in this Plan.

         10.5 Communications by, and Information from, Participant. Each Participant shall file with the Administrator such pertinent information concerning himself and his Beneficiary as the Administrator may specify, and no Participant or Beneficiary or other person shall have any rights or be entitled to any benefits under the Plan, unless such information is properly filed. All elections, selections, designations, requests, notices, instructions and other communications to the Administrator, Third-Party Recordkeeper, Company, or Employer required or permitted under the Plan shall be (i) in such form as is prescribed from time to time by the Administrator, (ii) shall be (x) mailed by first-class mail, or (y) delivered, to such location as shall be specified by the Administrator and shall be deemed to have been given and delivered only on actual receipt by the person to be charged at such location. If the Administrator notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Administrator within one year after such notification, his Benefit will be forfeited and inure to the benefit of the Employer in the manner determined by the Administrator. If the Participant or Beneficiary is subsequently located, such Benefit will be restored, but without Earnings being credited subsequent to the date of the forfeiture.

         10.6 No Rights Implied. Without limitation, nothing contained in this Plan, nor any modification or amendment to the Plan, nor the creation of any Account on the books of the Company, shall give any Employee or Participant any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

         10.7 Communications by Administrator or Employer. All notices, statements, reports and other communications from the Administrator or any Employer to any person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class mail, postage prepaid and addressed to, such person at his or her address last appearing on the records of the most recent Employer.

         10.8 Interpretations and Adjustments. To the extent permitted by law, each interpretation of the Plan and each decision on any matter relating to the Plan made by the Board, the Company, or the Administrator, within their scope of their authority hereunder, shall be made in their sole discretion and shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         10.9 No Liability for Good Faith Determinations. Neither the Company, the Board, nor the Administrator shall be liable for any act, omission, or determination taken or made with respect to the Plan which is not judicially determined to be due to willful misconduct, and members of the Board, and the Administrator, shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of willful misconduct) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

         10.10 No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as giving to any Employee the right to be retained in the employ of an Employer or as affecting the right of an Employer to dismiss any Employee at any time, with or without cause.

         10.11 Withholding of Taxes. An Employer shall deduct from Participant's Salary or the amount of any payment made pursuant to this Plan any amounts required to be paid or withheld by the federal government or any state or local government. By his participation in the Plan, the Participant agrees to all such deductions.

         10.12 Waivers. Any waiver of any right granted pursuant to this Plan shall not be valid unless the same is in writing and signed by the party waiving such right. Any such waiver shall not be deemed to be a waiver of any other rights.

         10.13 Records. Records of the Company, and of the Administrator, as to any matters relating to this Plan will be conclusive on all persons.

         10.14 Securities Laws. The Plan intends to comply with and be exempt under The Securities Act of 1933, as amended. The Participants under the Plan are final purchasers and not underwriters or conduits to other beneficial owners or subsequent purchasers.

         10.15 Severability. In case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Plan shall not in any way be affected or impaired.

         10.16 Captions and Gender. The captions preceding the Sections and Subsections of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of this Plan. Where the context admits or requires, words used in the masculine gender shall be construed to include the feminine and the neuter also, the plural shall include the singular, and the singular shall include the plural.

         10.17 Choice of Law. The Plan and all rights under this Plan shall be governed by and construed in accordance with the laws of the State of ARKANSAS, except to the extent preempted by ERISA.

         10.18 Effective Date and Termination Date. The Plan is effective on the Effective Date and shall terminate on the date no further Benefits are credited hereunder, or on such earlier date as the Plan is terminated pursuant to Section Nine.

         IN WITNESS WHEREOF, the Company has executed this Plan on this the 29th day of December, 1998.

                                             ARKANSAS BEST CORPORATION



                                             By:  /s/ Richard F. Cooper
                                                  ------------------------------
                                                  Its:  Vice President -
                                                        Administration